Exhibit 32.1

CERTIFICATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cepton, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jun Pei, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2022	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.